EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-180934, 333-134015, 333-134291, 333-104011, 333-84312, 333-57244, 333-34312, and 333-39627 and 333-195839) of Datawatch Corporation of our report dated November 10, 2016, relating to the consolidated financial statements of Datawatch Corporation, appearing in this Annual Report on Form 10-K of Datawatch Corporation for the year ending September 30, 2016.

/s/ RSM US LLP

RSM US LLP

Boston, Massachusetts
November 10, 2016